EXHIBIT 10.4

Schedule of Non-Employee Trustee Compensation
(as revised, effective May 23, 2018)

1.Annual Fee:

a.$45,000.

b.payable at annual meeting of shareholders.

c.payable in cash or common shares (valued at closing price on date of annual meeting of shareholders), at the election of each non-employee Trustee.

d.cash portion is eligible for deferral into the Deferred Compensation Plan.

2.Annual Equity Award:

a.$95,000 in common shares.

b.number of common shares computed based on closing price of the common shares on date of annual meeting of shareholders and delivered immediately following the meeting date.

c.common shares fully vested at grant.

d.common shares are not eligible for deferral into the Deferred Compensation Plan.

3.Per Board Meeting Fee:

a.$1,500.

b.payable in cash.

c.eligible for deferral into the Deferred Compensation Plan.

4.Per Committee Meeting Fee:

a.$1,500.

b.payable in cash.

c. not eligible for deferral into the Deferred Compensation Plan.

5.Per informal Board Informational Meeting Fee:

a.$1,500.

b.payable in cash.

c.not eligible for deferral into the Deferred Compensation Plan.

6.Chair Fees:

a.Board Chair – $75,000 per year, payable in cash, at annual meeting of shareholders.

b.Audit Committee Chair – $20,000 per year, payable in cash, at annual meeting of shareholders.

c.Compensation Committee Chair – $15,000 per year, payable in cash, at annual meeting of shareholders.

d.Corporate Governance Committee Chair – $15,000 per year, payable in cash, at annual meeting of shareholders.

e.Chair fees are not eligible for deferral into the Deferred Compensation Plan.

7.Miscellaneous: Fees are payable for meeting attendance, whether in person or by phone.

8.Additional Share Issuance.  Upon the earliest of a change in control event (as defined in Treasury Regulation 1.409A-3(i)(5)(i)) or a separation from service (as defined in Treasury Regulation 1.409A-1(h)) (including as a result of death or disability) each non-employee Trustee (or, in the case of separation from service, the Trustee who is the subject of the separation from service) shall be entitled to receive a number of fully-vested common shares  having an aggregate value (based on the closing price of the common shares on the trading day immediately prior to the consummation of the change in control event or the separation from service) equal to $95,000 multiplied by a fraction the numerator of which is the number of days that elapsed between the annual meeting of shareholders next preceding the date of consummation of the change in control event or the date of separation from service, as applicable, and the denominator of which is 365.

9.Effective Date of Changes.  The changes in this Schedule shall be effective as of the opening of business on the date of the 2018 annual shareholders meeting.